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                                                                    EXHIBIT 10.8

                      FORM OF STOCK OPTION GRANT AGREEMENT

         THIS STOCK OPTION GRANT AGREEMENT, dated as of the day of , 199 , between SignalSoft Corporation, a Delaware corporation (the "Company"), and , (the "Option Holder").

         The Company desires, by affording the Option Holder an opportunity for investment in shares of its common stock (the "Common Stock"), to further the objectives of the Company's Non-Qualified Stock Option Plan, a copy of which is attached hereto as Exhibit A (the "Plan" or the "NSO Plan"), by providing a special incentive to the Option Holder to continue his or her services to the Company and to increase his or her efforts on behalf of the Company. (Terms capitalized but not defined herein are used as defined in the Plan.)

         The parties, in consideration of the mutual covenants herein set forth, agree as follows:

         1. Form of Stock Option. Upon the terms and subject to the conditions hereof, the Company hereby grants to the Option Holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase up to an aggregate of shares of its Common Stock (the "Optioned Shares") pursuant to the Plan.

         2. Stock Option Price and Grant Date. The purchase (or "exercise") price of the Optioned Shares shall be $ per share (the "Stock Option Price"). The date of the grant of the Option is (the "Date of Grant").

         3.  Manner of Exercise.

             (a) Vesting: Subject to the terms and conditions hereof and the terms of the Plan, the Option shall become exercisable as to twenty-four percent (24%) of the original number of Optioned Shares on the first anniversary of the "Vesting Start Date"), and an additional two percent (2%) of the original number of Optioned Shares on the last day of every month thereafter until fully vested after fifty (50) months from the Vesting Start Date (or sooner as may be otherwise provided by valid action of the Company pursuant to the Plan).

             (b) Term and Notice of Exercise: Subject to the above, the Option may be exercised thereafter at any time and from time to time on or before the day preceding the tenth anniversary of the Date of Grant (the "Option Period") by written notice to the Company, which notice (a) shall state the election to exercise the Option and the number of shares as to which the Option is then being exercised; (b) shall be accompanied by payment in full of the Stock Option Price of said shares; and (c) shall be signed by


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the person(s) so exercising the Option and, in the event that the Option is being exercised by any person(s) other than the Option Holder, shall be accompanied by appropriate proof of the right of such person(s) to exercise the Option as provided in the Plan. Payment of the Stock Option Price may be made in cash on the date of exercise, or, at the sole discretion of the Board or the Committee as defined in the Plan, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock).

             (c) Withholding: In any event, the Company may withhold the issuance of the Common Stock until the Option Holder provides the Company with cash equal to the federal and state income taxes, if any, which the Company is required to withhold in connection with the exercise of the Option. At the sole discretion of the Board or the Committee at that time, the Option Holder may be permitted to satisfy any withholding obligation by transferring to the Company Common Stock or by having Common Stock withheld from the Common Stock otherwise issuable upon exercise of this Option, with a fair market value (as determined by the Board) on the date that the amount of tax is to be withheld equal to the amount the Company is required to withhold in connection with the exercise of the Option.

             (d) Subsequent Tax Liability: Federal and state income tax liability resulting from the ultimate disposition of the stock purchased pursuant to the Option shall be the sole responsibility of the Option Holder.

             (e) Issuance of Stock: Within a reasonable time from the date of receipt by the Company of the foregoing notice and all required payments and other documentation, a certificate or certificates for the shares as to which the Option shall have been so exercised, registered in the name of the person(s) so exercising the Option and, if deemed necessary by counsel to the Company, legended to evidence any commitments given or restrictions imposed pursuant to paragraph 7 hereof or otherwise, shall be issued by the Company and delivered to such person(s). All shares issued as provided herein will be fully paid and non-assessable.

         4. Rights of Option Holder. The Option Holder shall have none of the rights of a stockholder with respect to any Common Stock subject to the Option until such shares shall be issued to such Option Holder upon the exercise of the Option.

         5. Transferability. The Option shall not be transferable by the Option Holder otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the Option Holder's lifetime only by the Option Holder (or, in the event of the Option Holder's disability or incapacity, by his or her guardian or legal representative). Without limiting the generality of the foregoing, the Option may not be assigned,


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transferred, pledged, or hypothecated (whether by operation of law or otherwise)
and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, or the levy of any attachment or similar process upon the Option, may, at the election of the Board or the Committee, cause the Option to terminate forthwith and to be thereafter null and void and of no force or effect.

         6. Exercise After Termination of Employment, Death, or Disability.

            (a) Termination of Employment: In the event that the Option Holder's employment with the Company is terminated within the Option Period for any reason other than the death or disability of the Option Holder, the Option shall remain exercisable, to the extent that it was exercisable on the date of termination, for a period of three (3) months after such date; provided, however, that in no event may the Option be exercised after the expiration of the Option Period.

            (b) Death or Disability of Option Holder: In the event that the Option Holder's employment with the Company ceases within the Option Period or within the three-month period described in (a) above, because of the Option Holder's death or disability, the Option shall remain exercisable, to the extent that it was exercisable on the date of the Option Holder's death or disability, for a period of one (1) year after such date; provided, however, that in no event may the Option be exercised after the expiration of the Option Period.

         7. Limitations Upon Issuance of Stock. Anything contained herein to the contrary notwithstanding, no Common Stock shall be issued upon exercise of the Option until the Company is satisfied that such shares may be issued in compliance with all applicable laws and regulations, including, without limitation, federal and applicable state securities laws, and with the requirements of any stock exchange upon which the Common Stock is then listed. In that connection, the Company may require the Option Holder, as a condition to issuing such shares, to execute such covenants and certificates, containing such agreements and representations, as the Company deems appropriate to establish the availability of exemptions from federal and applicable state securities laws and otherwise to effect or establish such compliance. The Company shall not have any liability with respect to any failure to issue shares as a result of the provisions of this paragraph 7.

         8. Company's Right to Repurchase Shares Purchased Pursuant to Options Granted Herein and Restrictions on Resale. Prior to an initial public offering of the Company's Common Stock: (a) the Company shall have a continuing right to repurchase at any time all or any portion of the shares of Common Stock purchased


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pursuant to any stock option granted hereunder at a purchase price equal to the
Fair Market Value of the Common Stock on the date of such repurchase by the Company; and (b) certain restrictions on the sale, conveyance or pledge of such shares, applicable both to the Option Holder and to any subsequent permitted purchaser, are set forth in detail in subparagraph 5(g) of the Plan, together with the restrictive legend which shall be imprinted on all certificates evidencing shares purchased pursuant to an option granted hereunder -- or thereafter sold as permitted under the terms of subparagraph 5(g) of the Plan to any subsequent party or parties.

         9. No Right of Continued Service. Nothing in this Agreement or in the Plan, or in any instrument executed in connection therewith shall confer upon the Option Holder any right to continue in the employ of or in service to the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment or services of the Option Holder with or without cause, nor in the case of an Option Holder who is a director of the Company, shall it impose on the Company any obligation to nominate Option Holder for re-election at any meeting of the Company's stockholders.

         10. Board or Committee's Determination Binding. A determination by the Board or Committee as to any question which may arise with respect to the interpretation of the provisions of this Stock Option Grant Agreement or the Plan shall be final and binding on the Option Holder.

         11. Incorporation of Plan by Reference. This Stock Option Grant Agreement is entered into pursuant to the Plan and all terms and provisions of the Plan hereby are incorporated by reference as if fully set forth herein. The terms of the Plan shall control in the event of any inconsistency or ambiguity between the Plan and this Stock Option Grant Agreement.

         IN WITNESS WHEREOF, the Company and the Option Holder have duly executed this Option Agreement as of the day and year first above written.


OPTION HOLDER:                            SIGNALSOFT CORPORATION

                                          By:
-----------------------------                -----------------------------------
        (Print Name)


                                          Title:
-----------------------------                   --------------------------------
(Signature)



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                          STOCK OPTION GRANT AGREEMENT

                                     between

                             SIGNALSOFT CORPORATION

                                       and

                                  Option Holder